Exhibit 3.1
                        ANNALY MORTGAGE MANAGEMENT, INC.

                              ARTICLES OF AMENDMENT

     Annaly Mortgage Management, Inc., a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The charter of the Corporation is hereby amended by deleting the existing ARTICLE II in its entirety and adding a new ARTICLE II to read as follows:

                                   ARTICLE II

     The name of the corporation (which is hereinafter called the "Corporation") is:

                        Annaly Capital Management, Inc."

     SECOND: The amendment to the charter of the Corporation as set for above has been duly approved by the Board of Directors in the manner and by the vote required by law and is limited to a change expressly authorized by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

     THIRD: The undersigned Chief Executive Officer and President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Chief Executive Officer and President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

     FOURTH: These Articles of Amendment shall become effective on the close of business of August 2, 2006.


                            [SIGNATURE PAGE FOLLOWS]



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     IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Chief Executive Officer and President and attested to by its Secretary on this 2nd day of August, 2006.

ATTEST:                             ANNALY MORTGAGE MANAGEMENT, INC.

By:    R. Nicholas Singh  (SEAL)    By:    Michael A.J. Farrell
       -----------------                  -----------------------------
Name:  R. Nicholas Singh            Name:  Michael A.J. Farrell
Title: Secretary                    Title: Chief Executive Officer and President